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                                                                Exhibit 10

                               John S. Weitzer
                               Attorney at Law
                             100 Heritage Reserve
                       Menomonee Falls, Wisconsin 53051

                                April 23, 1997

Strong Discovery Fund, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

Gentlemen:

I have acted as counsel for you in connection with the sale by you of 2,333,078.513 shares of Strong Discovery Fund, Inc. (the "Fund") Common Stock, in the manner set forth in Amendment No. 12 to the Fund's Registration Statement on Form N-1A. In connection with this, I have reviewed: (i) Amendment No. 12 to the Fund's Registration Statement on Form N-1A; (ii) the Rule 24f-2 Notice dated February 19, 1997, for the fiscal year ended December 31, 1996;
(iii) corporate proceedings relative to the authorization for issuance of shares of Common Stock; and (iv) such other proceedings, documents and records as I have deemed necessary to enable me to render this opinion.

Based upon the foregoing, I am of the opinion that the shares of Common Stock, when sold as contemplated in Amendment No. 12 to the Fund's Registration Statement, will be legally issued, fully paid and nonassessable except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, or any successor provision, which provides that shareholders of a corporation organized under Chapter 180 of the Wisconsin Statutes may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months service in the case of any individual employee. Certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon the issuance thereof.

I hereby consent to the use of this opinion as an exhibit to Amendment No. 12 to the Fund's Registration Statement on Form N-1A. In giving this consent, I do not admit that I am an expert within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of person whose consent is required by Section 7 of said Act.


                                Very truly yours,

                                /s/ John S. Weitzer
                                -------------------
                                John S. Weitzer
                                Attorney at Law